                                                                    Exhibit 99.1

                                                               [GRAPHIC OMITTED]
                                                           GSI GLOBECOMM SYSTEMS

        GSI GLOBECOMM SYSTEMS ANNOUNCES RECORD REVENUES FOR FISCAL 2006
                 SECOND QUARTER AND SIX-MONTH FINANCIAL RESULTS

   o Diluted Earnings Per Share of $0.06 in the Second Quarter of Fiscal 2006
               as Compared to Diluted Earnings Per Share of $0.03
                     in the Second Quarter of Fiscal 2005,
                      Excluding a $0.04 Non-Recurring Gain

     o Network Services Revenues Increase 61% from the Prior Year's Quarter

                 o Seventh Consecutive Quarter of Profitability

HAUPPAUGE, N.Y.--(BUSINESS WIRE)--February 9, 2006--Globecomm Systems Inc.
(NASDAQ: GCOM-News), a global provider of end-to-end satellite-based communications solutions, today announced financial results for the fiscal 2006 second quarter and six-months ended December 31, 2005.

FISCAL 2006 SECOND QUARTER RESULTS

Revenues for the Company's fiscal 2006 second quarter increased 2.3% to a record
$29.9 million, compared to $29.2 million in the same period last year. Revenues by the Company's network services division increased 61.1% to $7.3 million, driven primarily by continued growth in voice over Internet protocol minutes, coupled with the addition of certain large customers over the same period last year. Revenues for ground segment systems, network and enterprise solutions decreased by 8.5% to $22.6 million, primarily due to the timing of shipments and milestones relating to large projects.

Net income for the Company's fiscal 2006 second quarter was $0.9 million, or
$0.06 per diluted share, compared to net income of $1.0 million, or $0.07 per diluted share, in the second quarter of fiscal 2005 on the basis of generally accepted accounting principles. However, the Company's net income for the second quarter of fiscal 2005 included a $0.5 million non-recurring gain, or $0.04 per diluted share, which is reflected as a reduction in costs from ground segment systems, networks and enterprise solutions. Excluding this non-recurring gain, net income in the second quarter of fiscal 2005 was $0.5 million, or $0.03 per diluted share.

FISCAL 2006 SIX-MONTH RESULTS

Revenues for the Company's fiscal 2006 six-months ended December 31, 2005 increased 8.8% to a record $59.5 million, compared to $54.7 million in the same period last year. The increase in revenues was primarily driven by a 64.9%
increase in revenues by the network service division due to a significant increase in voice over Internet Protocol minutes, coupled with the addition of certain large customers over the same period last year. Revenue for ground segment systems, network and enterprise solutions remained relatively consistent at $45.6 million as compared to $46.3 million in the same period last year.

Net income for the Company's first six-months of fiscal 2006 was $1.8 million, or $0.11 per diluted share, compared to net income of $3.2 million, or $0.21 per diluted share, in the same period last year on the basis of generally accepted accounting principles. However, the Company's net income for the first six-months of fiscal 2005 included a non-recurring gain of $2.4 million relating to a recovery from a client, which was reflected as a $1.5

million reduction in general and administrative expense and a $0.9 million reduction in costs from ground segment systems, networks and enterprise solutions. Excluding this non-recurring gain, net income for the first six-months of fiscal 2005 was $0.8 million, or $0.05 per diluted share.

MANAGEMENT'S REVIEW OF RESULTS

David Hershberg, Chairman and Chief Executive Officer of Globecomm said: "Growth in the network services division has been the highlight of the first six-months of fiscal 2006, helping fuel the Company to its seventh consecutive profitable quarter. Globecomm's business model is predicated around building a total communication solution for our customers. This provides the Company with a recurring revenue stream once we complete the required network infrastructure.
The Company is gaining traction in providing voice over Internet Protocol minutes on multiple networks Globecomm has designed and installed. Globecomm recently announced another large contract with a major government prime, which will also have a service component once the final contract negotiations are complete. This trend is favorable to Globecomm's success over the long-term as service contracts tend to be multi-year in nature. In addition, during the second quarter, Globecomm received an order for eight lightweight, rapid deploy flyaway terminals for secure broadband communications from a major United States
Government customer. This is a very exciting contract as the Company has invested significant time and resources into developing and marketing this product and we believe it is gaining market acceptance as demonstrated by this order. We have identified multiple opportunities for this product and intend to vigorously pursue them."

Mr. Hershberg continued, "Globecomm's ability to generate record revenues, while maintaining a strong balance sheet is a testimony to the Company's focus, ability to grow the business, develop new products and penetrate new markets. We are proud of this and look forward to continued profitability for the foreseeable future."

MANAGEMENT'S CURRENT EXPECTATIONS FOR THE FISCAL YEAR ENDING JUNE 30, 2006

Globecomm continues to expect consolidated revenues for fiscal year 2006 to be in excess of $125 million, or a 14% increase over fiscal 2005, and diluted earnings per share to be in excess of $0.25 per share, representing a 79%
increase over fiscal 2005 diluted earnings per share, excluding net non-recurring gains.

These expectations reflect the Company's results for the six-months ended
December 31, 2005 and management's current view of the next six months. Actual results for fiscal year 2006 will remain susceptible to factors in certain areas of the world. These may include, but are not limited to, major disruptions in the marketplaces due to political unrest, local violence, global economic recession and changes in United States Government foreign policy. Results will also remain susceptible to possible cost overruns on projects, unfavorable product mix and timing of or failure to book and recognize revenue on certain projects included in the projections. The Company further anticipates quarterly income statement fluctuations resulting from the nature of the business and the size of certain contracts in backlog.

About Globecomm Systems

Globecomm Systems Inc. provides end-to-end value-added satellite-based communication solutions by leveraging its core satellite ground segment systems and network capabilities, with satellite communication services capabilities.
The solutions Globecomm offers include general contracted complex communications networks, militarized commercial off the shelf products and services and voice over Internet Protocol (VoIP), video broadcast, business recovery, satellite-based terrestrial restoral, content delivery and other networks on a global basis. Globecomm's customers include communications service providers, commercial enterprises, Internet Service Providers, content providers and government entities.

Based in Hauppauge, New York, Globecomm Systems also maintains offices in
Washington D.C., Hong Kong, the United Kingdom and the United Arab Emirates.

This press release contains projections or other forward-looking statements regarding future events or the future financial performance of Globecomm Systems
Inc. These statements reflect the current beliefs and expectations of the
Company. Some matters addressed in this press release, involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements include risks and other factors detailed, from time to time, in the Company's reports filed with the Securities and Exchange
Commission, including, but not limited to, the Company's Annual Report on Form
10-K for the year ended June 30, 2005, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K, which the Company urges investors to consider.
These risks and other factors include, but are not limited to general political and economic instability in the United

States and abroad, including the hostilities in Iraq and Afghanistan, reliance on a small number of contracts for a large portion of the Company's revenue, increasing reliance on the government marketplace and the Company's ability to penetrate emerging markets. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT: Globecomm Systems Inc.
David Hershberg, 631-231-9800
or
Investor Relations:
Matthew Byron, 631-457-1301
or
Fax: 631-231-1557
info@globecommsystems.com
-------------------------
www.globecommsystems.com.
------------------------
SOURCE: Globecomm Systems Inc.

                             GLOBECOMM SYSTEMS INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                    THREE MONTHS ENDED                  SIX MONTHS ENDED
                                              DECEMBER 31,      DECEMBER 31,      DECEMBER 31,   DECEMBER 31,
                                                  2005             2004               2005           2004
                                              ------------------------------      ---------------------------

Revenues from ground segment systems,
   networks and enterprise solutions          $   22,604        $   24,693        $   45,623     $   46,279
Revenues from data communications services         7,308             4,535            13,865          8,408
                                              ------------------------------      ---------------------------
Total revenues                                    29,912            29,228            59,488         54,687
                                              ------------------------------      ---------------------------
Costs and operating expenses:
      Costs from ground segment systems,
        networks and enterprise solutions         18,701            21,013            38,226         39,075
      Costs from data communications               6,143             3,714            11,711          6,908
      services
      Selling and marketing                        1,615             1,383             3,129          2,552
      Research and development                       161               174               270            472
      General and administrative                   2,552             2,074             4,808          2,702
                                              ------------------------------      ---------------------------
Total costs and operating expenses                29,172            28,358            58,144         51,709
                                              ------------------------------      ---------------------------
Income from operations                               740               870             1,344          2,978

Interest income                                      227                92               456            165
Gain on sale of investment                            --                40                --             40
                                              ------------------------------      ---------------------------
Income before income taxes                           967             1,002             1,800          3,183

Provision for income taxes                            30                --                50             --
                                              ------------------------------      ---------------------------
Net income                                    $      937        $    1,002        $    1,750     $    3,183
                                              ==============================      ===========================

Basic net income per common share             $     0.06        $     0.07        $       0.12   $      0.22
                                              ==============================      ===========================

Diluted net income per common share           $     0.06        $     0.07        $       0.11   $      0.21
                                              ==============================      ===========================

Weighted-average shares used in the
   calculation of basic net income
   per common share                               15,005            14,396            14,860         14,289
                                              ==============================      ===========================
Weighted-average shares used in the
   calculation of diluted net income
   per common share                               15,606            14,975            15,477         14,842
                                              ==============================      ===========================

                             GLOBECOMM SYSTEMS INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                     DECEMBER 31,      JUNE 30,
                                                         2005            2005
                                                     --------------------------
                                                     (UNAUDITED)
ASSETS
Current assets:
      Cash and cash equivalents                      $   25,310       $  25,609
      Accounts receivable, net                           26,771          22,700
      Inventories                                        17,153          12,886
      Prepaid expenses and other current assets             981             858
      Deferred income taxes                                  38              38
                                                     --------------------------
Total current assets                                     70,253          62,091
Fixed assets, net                                        15,506          16,050
Goodwill                                                  7,204           7,204
Other assets                                              1,017           1,033
                                                     --------------------------
Total assets                                         $   93,980       $  86,378
                                                     ==========================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                  $   29,741       $  25,571
Deferred liabilities, less current portion                  512             670
Total stockholders' equity                               63,727          60,137
                                                     --------------------------
Total liabilities and stockholders' equity           $   93,980       $  86,378
                                                     ==========================